Report of
Independent
Registered Public
Accounting Firm


To the Board of
Trustees of Equinox
Funds Trust
and the
Shareholders of
Equinox IPM
Systematic Macro
Fund

In planning and
performing our audit
of the consolidated
financial statements
of the Equinox IPM
Systematic Macro
Fund (the Fund), a
series of the Equinox
Funds Trust, as of
and for the period
ended June 30,
2016, in accordance
with the standards of
the Public Company
Accounting
Oversight Board
(United States), we
considered the
Fund's internal
control over financial
reporting, including
controls over
safeguarding
securities, as a basis
for designing our
auditing procedures
for the purpose of
expressing our
opinion on the
financial statements
and to comply with
the requirements of
Form N-SAR, but not
for the purpose of
expressing an
opinion on the
effectiveness of the
Fund's internal
control over financial
reporting.
Accordingly, we
express no such
opinion.

The management of
the Fund is
responsible for
establishing and
maintaining effective
internal control over
financial reporting. In
fulfilling this
responsibility,
estimates and
judgments by
management are
required to assess
the expected
benefits and related
costs of controls. A
fund's internal
control over financial
reporting is a
process designed to
provide reasonable
assurance regarding
the reliability of
financial reporting
and the preparation
of financial
statements for
external purposes in
accordance with
generally accepted
accounting principles
(GAAP). A fund's
internal control over
financial reporting
includes those
policies and
procedures that (a)
pertain to the
maintenance of
records that, in
reasonable detail,
accurately and fairly
reflect the
transactions and
dispositions of the
assets of the fund;
(b) provide
reasonable
assurance that
transactions are
recorded as
necessary to permit
preparation of
financial statements
in accordance with
GAAP, and that
receipts and
expenditures of the
fund are being made
only in accordance
with authorizations
of management and
trustees of the fund;
and (c) provide
reasonable
assurance regarding
prevention or timely
detection of
unauthorized
acquisition, use or
disposition of a
fund's assets that
could have a
material effect on the
financial statements.

Because of inherent
limitations, internal
control over financial
reporting may not
prevent or detect
misstatements. Also,
projections of
effectiveness to
future periods are
subject to the risk
that controls may
become inadequate
because of changes
in conditions, or that
the degree of
compliance with the
policies or
procedures may
deteriorate.

A deficiency in
internal control over
financial reporting
exists when the
design or operation
of a control does not
allow management
or employees, in the
normal course of
performing their
assigned functions,
to prevent or detect
misstatements on a
timely basis. A
material weakness is
a deficiency, or
combination of
deficiencies, in
internal control over
financial reporting,
such that there is a
reasonable
possibility that a
material
misstatement of the
Fund's annual or
interim financial
statements will not
be prevented or
detected on a timely
basis.

Our consideration of
the Fund's internal
control over financial
reporting was for the
limited purpose
described in the first
paragraph and
would not
necessarily identify
all deficiencies in
internal control that
might be material
weaknesses under
standards
established by the
Public Company
Accounting
Oversight Board
(United States).
However, we
identified the
following
deficiencies in
internal control over
financial reporting
that we consider to
be material
weaknesses, as
defined above.
These conditions
were considered in
determining the
nature, timing, and
extent of the
procedures
performed in our
audit of the
consolidated
financial statements
of the Fund as of
and for the year
ended June 30,
2016 and this report
does not affect our
report thereon dated
October 26, 2016.

As of and for the
year ended June 30,
2016, we noted that
the Fund's internal
control structure,
including the use of
a third party
administrator, failed
to identify material
unreconciled
differences within
the Fund's
brokerage accounts
related to investment
settlement
differences and
foreign currency
adjustments for an
extended period of
time.  As a result of
this material
weakness,
adjustments were
recorded in the
Fund's consolidated
financial statements
as of and for the
period ended June
30, 2016.
Management has
reviewed the
processes and
controls that gave
rise to these
adjustments, and as
a result, the
administrator and
management have
implemented
changes that
management
believes will allow for
the prevention
and/or timely
detection of similar
errors on a go-
forward basis.

This report is
intended solely for
the information and
use of management
and the Board of
Trustees of the Fund
and the Securities
and Exchange
Commission and is
not intended to be
and should not be
used by anyone
other than these
specified parties.

/s/ RSM US LLP

Denver, Colorado
October 26, 2016